Exhibit 99.1

M2i Global, Inc. Appoints Michael Sander as Independent Director to the Board of the Company

Brings Network of Strong Relationships with State, Federal and Sovereign Agencies

Reno, NV – September 18, 2024 (Accesswire) – M2i Global, Inc. (“M2i,” the “Company,” “we,” “our” or “us”) (OTCQB: MTWO), a company specializing in the development and execution of a complete global value supply chain for critical minerals, is pleased to announce the appointment of Mr. Michael Sander, a strategic and investment professional of more than 30 years with invaluable experience in technology, finance and real estate to its Board of Directors, as an independent director.

Doug Cole, Executive Chairman of M2i, commented, “We welcome Michael to our team as we continue to strengthen our corporate governance and widen our network of relationships with both private industry and the government. We look forward to working closely with Michael and utilizing his expertise in innovation, strategy and mergers and acquisitions.”

Michael Sander, stated, “I met many of the M2i team a year ago and have followed their progress closely. I have been impressed with their professionalism, strategy and execution to-date. M2i is addressing a huge need in identifying, sourcing and making available critical minerals from around the globe to private businesses and the government in the U.S. I look forward to joining the team and being additive in areas I can bring value.”

Mr. Michael L. Sander’s key business career highlights include:

Bringing 30+ years of invaluable experience to the intersecting fields of technology, finance, and real estate. As a seasoned strategist and investment professional, Sander has consistently demonstrated his ability to identify and capitalize on high-potential opportunities.

Throughout his career, Sander has played a pivotal role in closing numerous complex transactions, showcasing his talent for transforming promising ventures into tangible, value-added assets. His expertise spans multiple industries, encompassing various investment and ownership positions.

Sander’s strength lies in his comprehensive understanding of the technology sector, coupled with his extensive experience in investment strategies, mergers and acquisitions, and sophisticated capital markets deal structuring. This unique combination of skills allows him to approach challenges with a multifaceted perspective, often uncovering innovative solutions where others see obstacles.

A key asset in Sander’s professional dōgu is his network of strong relationships with state, federal, and sovereign agencies. These connections keep him well-informed about regulatory developments, allowing his organization to stay ahead of industry changes and adapt swiftly to new landscapes.

With his strategic mindset, technological acumen, and financial expertise, Michael L. Sander continues to be a valued leader in navigating the complex worlds of investment and innovation.

About M2i Global, Inc. (OTCQB: MTWO): M2i Global, Inc., through its subsidiary U.S. Minerals and Metals Corp., provides engineering, research, and services that integrate people, technology, and solutions from across sectors to ensure access to critical minerals and metals for national defense and economic security. The Company aims to establish a Strategic Mineral Reserve in partnership with the U.S. Federal Government, creating a resilient supply chain that addresses the global shortage of essential minerals and metals.

For more information, please visit www.m2i.global

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@M2icorp.com